Exhibit 10.24

Call Option Agreement

CALL OPTION AGREEMENT

OF

BEIJING HONGCHENG EDUCATION TECHNOLOGY CO., LTD.

AMONG

XIE CHANGQING

YANG XUESHAN

AND

HONGCHENG TECHNOLOGY DEVELOPMENT CO., LTD.

July 12, 2005

CALL OPTION AGREEMENT

This CALL OPTION AGREEMENT (this “AGREEMENT”) is entered into in Beijing of the People’s Republic of China (the “PRC”) as of July 12, 2005 by and among the following Parties:

(1)	XIE CHANGQING, a PRC citizen,

ID NO: 11010819630719185X,

CONTACT ADDRESS: Room 230, No. 22 Building, Yannanyuan, Peking University, Haidian District, Beijing;

(2)	YANG XUESHAN, a PRC citizen,

ID NO: 620102197007112415,

CONTACT ADDRESS: Room 103, Unit 2, Building 4, Apartment of Institute of Metallurgy, Haidian District, Beijing (XIE CHANGQING and YANG XUESHAN hereinafter shall be individually referred to as a “SHAREHOLDER” and collectively, the “SHAREHOLDERS”); and

(3)	HONGCHENG TECHNOLOGY DEVELOPMENT CO., LTD. (hereinafter referred to as “HONGCHENG TECHNOLOGY”), a wholly foreign-owned enterprise duly organized under PRC Law.

(The parties shall hereinafter be individually referred to as a “PARTY” and collectively referred to as the “PARTIES”.)

WHEREAS:

(1)	The Shareholders are the enrolled shareholders of BEIJING HONGCHENG EDUCATION TECHNOLOGY CO., LTD., (a company with limited liability duly organized and validly existing under PRC Law, registered address: Room 2502, Unit 3, Building 1, No. 6 Xueyuan Road, Haidian District, Beijing, hereinafter referred to as “HONGCHENG EDUCATION”), legally holding 100% of the equity of Hongcheng Education. The equity structure of Hongcheng Education as of the date of execution of this Agreement is shown in Appendix I.

(2)	The Shareholders intend to transfer to Hongcheng Technology, and Hongcheng Technology is willing to accept, all their respective equity interest in Hongcheng Education, to the extent not violating PRC Law.

(3)	In order to conduct the above equity transfer, the Shareholders agree to jointly grant Hongcheng Technology an irrevocable call option for equity transfer (hereinafter the “Call Option”), under which and to the extent permitted by PRC Law, the Shareholders shall on demand of Hongcheng Technology transfer the Option Equity (as defined below) to Hongcheng Technology and/or any other entity or individual designated by it in accordance with the provisions contained herein.

THEREFORE, the Parties hereby have reached the following agreement upon mutual consultations:

ARTICLE 1 - DEFINITION

1.1	Except as otherwise construed in the context, the following terms in this Agreement shall be interpreted to have the following meanings:

“PRC LAW”	shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

“OPTION EQUITY”	shall mean all equity interest held by each Shareholder in Hongcheng Education Registered Capital (as defined below).

“HONGCHENG EDUCATION REGISTERED CAPITAL”

shall mean as of the execution date of this Agreement, the registered capital of Hongcheng Education of RMB 30,000,000 Yuan, which shall include any expanded registered capital as the result of any capital increase within the term of this Agreement.

“TRANSFERRED EQUITY”	shall mean the equity of Hongcheng Education which Hongcheng Technology has the right to require the Shareholders to transfer to it or its designated entity or individual when Hongcheng Technology exercises its Call Option (hereinafter the “EXERCISE OF OPTION”) in accordance with Article 3.2 herein, the amount of which may be all or part of the Option Equity and the details of which shall be determined by Hongcheng Technology at its sole discretion in accordance with the then valid PRC Law and its commercial consideration.

“TRANSFER PRICE”	shall mean all the consideration that Hongcheng Technology or its designated entity or individual is required to pay to the Shareholders in order to obtain the Transferred Equity upon each Exercise of Option. Upon each Exercise of Option, all the Transfer Price that Hongcheng Technology or its designated entity or individual shall pay to the Shareholders shall be the lowest price permitted by PRC Law.

“BUSINESS PERMITS”	shall mean any approvals, permits, filings, registrations, and so on, which Hongcheng Education is required to have for legally and validly operating all its businesses, including but not limited to the Business License of the

Corporate Legal Person, the Tax Registration Certificate and such other relevant licenses and permits as required by the then PRC Law.

“HONGCHENG EDUCATION ASSETS”

shall mean, in respect of Hongcheng Education, all the tangible and intangible assets which Hongcheng Education owns or has the right to use during the term of this Agreement, including but not limited to any immoveable and moveable assets, and such intellectual property rights as trademarks, copyrights, patents, proprietary know-how, domain names and software use rights.

“MATERIAL AGREEMENT”	shall mean an agreement to which Hongcheng Education is a party and which has a material impact on the businesses or assets of Hongcheng Education.

“LOAN AGREEMENT”	shall mean the Amended and Restated Loan Agreement entered into between the Shareholders and PRCEDU Corporation (a company registered and organized in British Cayman Islands) on June [date], 2005.

1.2	The references to any PRC Law herein shall be deemed

(1)	to include the references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and

(2)	to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3	Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of this Agreement.

ARTICLE 2 - GRANT OF CALL OPTION

2.1	The Shareholders hereby agree to grant Hongcheng Technology irrevocably and without any additional conditions with a Call Option, under which Hongcheng Technology shall have the right to require the Shareholders to transfer the Option Equity to Hongcheng Technology or its designated entity or individual in such method as set out herein and as permitted by PRC Law. Hongcheng Technology also agrees to accept such Call Option.

ARTICLE 3 - METHOD OF EXERCISE OF OPTION

3.1	To the extent permitted by PRC Law, Hongcheng Technology shall have the sole discretion to determine the specific time, method and times of its Exercise of Option.

3.2	If the then PRC Law permits Hongcheng Technology and/or other entity or individual designated by it to hold all the equity interest of Hongcheng Education, then Hongcheng Technology shall have the right to elect to exercise all of its Call Option at once, where Hongcheng Technology and/or other entity or individual designated by it shall accept all the Option Equity from the Shareholders at once; if the then PRC Law permits Hongcheng Technology and/or other entity or individual designated by it to hold only part of the equity in Hongcheng Education, Hongcheng Technology shall have the right to determine the amount of the Transferred Equity within the extent not exceeding the upper limit of shareholding ratio set out by the then PRC Law (hereinafter the “SHAREHOLDING LIMIT”), where Hongcheng Technology and/or other entity or individual designated by it shall accept such amount of the Transferred Equity from the Shareholders. In the latter case, Hongcheng Technology shall have the right to exercise its Call Option at multiple times in line with the gradual deregulation of PRC Law on the permitted Shareholding Limit, with a view to ultimately acquiring all the Option Equity.

3.3	At each Exercise of Option by Hongcheng Technology, the Shareholders shall transfer their respective equity in Hongcheng Education to Hongcheng Technology and/or other entity or individual designated by it respectively in accordance with the amount of Transferred Equity specified by Hongcheng Technology in the Exercise of Option. Hongcheng Technology and other entity or individual designated by it shall pay the Transfer Price to the Shareholders who have transferred the Transferred Equity for the Transferred Equity accepted in each Exercise of Option.

3.4	In each Exercise of Option, Hongcheng Technology may accept the Transferred Equity by itself or designate any third party to accept all or part of the Transferred Equity.

3.5	On deciding each Exercise of Option, Hongcheng Technology shall issue to the Shareholders a notice for exercising the Call Option (hereinafter the “EXERCISE NOTICE”, the form of which is set out as Appendix II hereto). The Shareholders shall, upon receipt of the Exercise Notice, forthwith transfer all the Transferred Equity in accordance with the Exercise Notice to Hongcheng Technology and/or other entity or individual designated by Hongcheng Technology in such method as described in Article 3.3 herein.

3.6	The Shareholders hereby undertake and guarantee that once Hongcheng Technology issues the Exercise Notice:

(1)	they shall immediately request to hold a shareholders’ meeting and adopt a resolution through the shareholders’ meeting, and take all other necessary actions to agree to the transfer of all the Call Option to Hongcheng Technology and/or other entity or individual designated by it at the Transfer Price;

(2)	they shall immediately enter into an equity transfer agreement with Hongcheng Technology and/or other entity or individual designated by it for transfer of all the Transferred Equity to Hongcheng Technology and/or other entity or individual designated by it at the Transfer Price; and

(3)	they shall provide Hongcheng Technology with necessary support (including providing and executing all the relevant legal documents, processing all the procedures for government approvals and registrations and bearing all the relevant obligations) in accordance with the requirements of Hongcheng Technology and of the laws and regulations, in order that Hongcheng Technology and/or other entity or individual designated by it may take all the Transferred Equity free from any legal defect.

3.7	At the meantime of this Agreement, the Shareholders shall respectively enter into a power of attorney (hereinafter the “POWER OF ATTORNEY”, the form of which is set out as Appendix III hereto), authorizing in writing any person designated by Hongcheng Technology to, on behalf of such Shareholder, to enter into any and all of the legal documents in accordance with this Agreement so as to ensure that Hongcheng Technology and/or other entity or individual designated by it take all the Transferred Equity free from any legal defect. Such Power of Attorney shall be delivered for custody by Hongcheng Technology and Hongcheng Technology may, at any time if necessary, require the Shareholders to enter into multiple copies of the Power of Attorney respectively and deliver the same to the relevant government department.

3.8	If the Transfer Price at each Exercise of Option is RMB 1.00, the transferee of the Transferred Equity shall, at the same time, assume the Shareholders’ repayment obligations under the Loan Agreement in proportion to the Transferred Equity accepted. If the Transfer Price is higher than RMB 1.00, the transfer price paid by the transferee shall first be used to repay the loans borrowed by the Shareholders under the Loan Agreement. After the repayment, the transferee of the Transferred Equity shall, in accordance with the balance of loan that has not been repaid under the Loan Agreement, assume the repayment obligations under the Loan Agreement in proportion to the Transferred Equity accepted.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

4.1	Each of the Shareholders hereby represents and warrants as follows:

4.1.1	Each of the Shareholders is PRC citizen with full capacity and is a person with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a litigant party.

4.1.2	Each of the Shareholders has the full right to execute and deliver this Agreement and all other documents that it will execute in respect of the transactions mentioned herein, and the full right to complete the transactions mentioned herein. This Agreement is executed and delivered by the Shareholders legally and properly. This Agreement constitutes the legal and binding obligations on the Shareholders and is enforceable on them in accordance with its terms and conditions.

4.1.3	The Shareholders are the enrolled legal owner of the Option Equity as of the effective date of this Agreement, and except for the rights created by this Agreement, there is no lien, pledge, claim or other encumbrances or third party rights on the Option Equity. In accordance with this Agreement, Hongcheng Technology and/or other entity or individual designated by it may, after the Exercise of Option, obtain the proper title to the Transferred Equity free from any lien, pledge, claim and other encumbrances and third party rights.

4.1.4	Hongcheng Education owns, as of the date this Agreement becomes effective, the complete Business Permits as necessary for its operations and other business relating to its current business structure. Hongcheng Education has conducted its business legally since its establishment and has not acted in any way that has violated or may violate the regulations and requirements set forth by the government departments of commerce and industry, tax, education, quality and technology supervision, labor and social security and others. Nor has it any disputes in respect of breach of contract.

4.2	Hongcheng Technology hereby represents and warrants as follows:

4.2.1	Hongcheng Technology is a wholly foreign-owned enterprise duly organized and validly existing under PRC Law with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a litigant party.

4.2.2	Hongcheng Technology has the full internal right and authorization of the Company to execute and deliver this Agreement and all other documents that it will execute in respect of the transactions mentioned herein, and the full right and authorization to complete the transactions mentioned herein.

ARTICLE 5 - UNDERTAKINGS BY THE SHAREHOLDERS

Each of the Shareholders hereby makes the following undertakings:

5.1	Within the term of this Agreement, it must take all necessary measures to ensure that Hongcheng Education is able to obtain all the Business Permits in a timely manner and all the Business Permits remain effective at any time.

5.2	Within the term of this Agreement, without the prior written consent by Hongcheng Technology,

5.2.1	no Shareholders shall transfer or otherwise dispose of any Option Equity or create any encumbrance or other third party right on any Option Equity;

5.2.2	it shall not increase or decrease Hongcheng Education Registered Capital;

5.2.3	it shall not dispose of or cause the management of Hongcheng Education to dispose of any of Hongcheng Education Assets (except for the disposal during the ordinary cause of business);

5.2.4	it shall not terminate or cause the management of Hongcheng Education to terminate any Material Agreements entered into by Hongcheng Education, or enter into any other Material Agreements in conflict with the existing Material Agreements;

5.2.5	it shall not appoint or replace any executive directors or members of the board of directors (if any), supervisors or any other management personnel of Hongcheng Education that should be appointed or dismissed by the Shareholders;

5.2.6	it shall not announce the distribution of or in practice release any distributable profit or dividend;

5.2.7	it shall ensure that Hongcheng Education shall validly exist and prevent it from being terminated, liquidated or dissolved;

5.2.8	it shall not amend the Articles of Association of Hongcheng Education; and

5.2.9	it shall ensure that Hongcheng Education shall not lend or borrow any money, or provide guarantee or provide security in any other forms, or bear any material obligations other than during the ordinary cause of business; and

5.3	It must make all its efforts during the term of this Agreement to develop the business of Hongcheng Education, and ensure that the operations of Hongcheng Education are legal and in compliance with the regulations and that it shall not engage in any actions or omissions which might harm Hongcheng Education Assets, its business reputation, or affect the validity of the Business Permits of Hongcheng Education.

ARTICLE 6 - CONFIDENTIALITY

6.1	Notwithstanding the termination of this Agreement, the Shareholders shall be obligated to keep in confidence the following information (hereinafter collectively the “CONFIDENTIAL INFORMATION”):

(i)	information on the execution, performance and the contents of this Agreement;

(ii)	the commercial secret, proprietary information and customer information in relation to Hongcheng Technology known to or received by it as the result of execution and performance of this Agreement; and

(iii)	the commercial secrets, proprietary information and customer information in relation to Hongcheng Education known to or received by it as the shareholder of Hongcheng Education.

The Shareholders may use such Confidential Information only for the purpose of performing their obligations under this Agreement. No Shareholder shall disclose the above Confidential Information to any third parties without the written consent from Hongcheng Technology, or they shall bear the default liability and indemnify the losses.

6.2	Upon termination of this Agreement, both Shareholders shall, upon demand by Hongcheng Technology, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.

6.3	Notwithstanding any other provision herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 7 - TERM OF AGREEMENT

7.1	This Agreement shall take effect as of the date of formal execution by the Parties and shall terminate after all the Option Equity has been transferred to Hongcheng Technology and/or any other entity or individual designated by it in accordance with the provisions contained herein.

ARTICLE 8 - NOTICE

8.1	Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

8.2	The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

ARTICLE 9 - LIABILITY FOR BREACH OF CONTRACT

9.1	The Parties agree and confirm that, if any party (hereinafter the “DEFAULTING PARTY”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations under this Agreement, it shall constitute a default under this Agreement (hereinafter a “DEFAULT”), and Hongcheng Technology shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of Hongcheng Technology’s notifying the Defaulting Party in writing and requiring it to rectify the Default, Hongcheng Technology shall have the right at its own discretion to select any of the following remedial measures:

(1)	to terminate this Agreement and require the Defaulting Party to indemnify it for all the damages; or

(2)	mandatory performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it for all the damages.

9.2	The Parties agree and confirm that in no circumstances shall any Shareholder request the termination of this Agreement for any reason.

9.3	The rights and remedies prescribed herein are cumulative, and other rights or remedies prescribed by the law are not precluded.

9.4	Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 10 - MISCELLANEOUS

10.1	This Agreement is prepared in the Chinese language in three (3) original copies, with each involved Party holding one (1) copy hereof.

10.2	The formation, validity, performance, amendment, interpretation and termination of this Agreement shall be subject to PRC Law.

10.3	Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties to the dispute, and if the Parties to the dispute cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission Beijing Branch for arbitration in Beijing in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on all Parties to the dispute.

10.4	Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

10.5	Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter the “PARTY’S RIGHTS”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

10.6	The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

10.7	Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

10.8	Upon execution, this Agreement shall substitute any other legal documents previously executed by the Parties on the same subject. Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

10.9	Without prior written consent by Hongcheng Technology, the Shareholders shall not transfer to any third party any of its rights and/or obligations under this Agreement, and Hongcheng Technology shall have the right to transfer to any third party designated by it any of its rights and/or obligations under this Agreement after providing notice to the Shareholders.

10.10	This Agreement shall be binding on the legal successors of the Parties.

[The remainder of this page is left blank]

IN WITNESS HEREOF, the following Parties have caused this Call Option Agreement to be executed as of the date and in the place first here above mentioned.

XIE CHANGQING

/s/ Xie Changqing

YANG XUESHAN

/s/ Yang Xueshan

HONGCHENG TECHNOLOGY DEVELOPMENT CO., LTD. (Seal)

Authorized Representative:

/s/ Huang Bo
Name:
Position:

APPENDIX I:

BASIC INFORMATION OF HONGCHENG EDUCATION

Company Name: BEIJING HONGCHENG EDUCATION TECHNOLOGY CO., LTD.

Registered Capital: RMB 30,000,000

Equity Structure:

Name of Shareholder	Amount of Investment (RMB)		Equity Proportion
XIE CHANGQING	RMB	15,000,000	50%
YANG XUESHAN	RMB	15,000,000	50%
TOTAL	RMB	30,000,000	100%

APPENDIX II:

FORMAT OF THE OPTION EXERCISE NOTICE

To: [XIE CHANGQING/YANG XUESHAN)]

As our company and you signed an Call Option Agreement as of June [date] 2005 (hereinafter the “OPTION AGREEMENT”), and reached an agreement that you shall transfer the equity you hold in Beijing Hongcheng Education Technology Co., Ltd., (hereinafter the “HONGCHENG EDUCATION”) to our company or any third parties designated by our company on demand of our company to the extent as permitted by PRC Law and regulations,

Therefore, our company hereby gives this Notice to you as follows:

Our company hereby requires to exercise the Call Option under the Option Agreement and [our company] / [name of company/individual] designated by our company shall accept the equity you hold accounting for             % of Hongcheng Education Registered Capital (hereinafter the “PROPOSED ACCEPTED EQUITY”). You are required to forthwith transfer all the Proposed Accepted Equity to [our company] / [name of designated company/individual] upon receipt of this Notice in accordance with the agreed terms in the Option Agreement.

Best regards,

HONGCHENG TECHNOLOGY DEVELOPMENT CO., LTD.
(Seal)

Legal Representative:

Date:

APPENDIX III:

FORM OF THE POWER OF ATTORNEY

I, XIE CHANGQING/YANG XUESHAN, hereby irrevocably entrust                     [with his/her identity card number of                     ], as the authorized representative of mine, to sign the Equity Transfer Agreement and other relevant legal documents between me and                      regarding the Equity Transfer of BEIJING HONGCHENG EDUCATION TECHNOLOGY CO., LTD.

Signature:

Date: